Exhibit 99.1

Argo Group appoints Thomas A. Bradley as CEO

Former CEO Kevin J. Rehnberg Departs

HAMILTON, Bermuda – June 23, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or “the company”), an underwriter of specialty insurance products, today announced the appointment of Thomas A. Bradley, who has served as Argo’s chairman since 2020, and who has been serving as interim chief executive officer (“CEO”) since March 2022, as CEO, effective immediately. Bradley will also continue in his role as executive chairman of the board of directors.

Kevin J. Rehnberg, who has been out on leave for health reasons since March 2022, will no longer serve as president or CEO and will resign from the company’s board of directors, effective immediately.

“During his time at Argo, Kevin made tremendous progress in transforming the U.S. business, laying the groundwork for improvements in the International business and streamlining operations to drive efficiency,” said Bradley. “We would like to sincerely thank Kevin for his service to Argo, congratulate him on a very accomplished career, and wish him the best in the future.”

“It is a privilege to serve as executive chairman and CEO working with a highly engaged board of directors and an outstanding group of employees across the company,” said Bradley. “We will continue to implement our strategy with a focus on shareholders, customers and employees.”

“We are grateful to Tom for his leadership in Kevin’s absence and are pleased he will continue in the role going forward,” said Argo’s Lead Independent Director, Bernard C. Bailey. “Tom’s vast industry knowledge and strategic focus will serve the company well as we work to chart the optimal course for Argo’s future.”

Bradley is an industry veteran with extensive experience in the insurance industry. He previously served as the chief financial officer and executive vice president of Allied World Assurance Company Holdings, AG, a global provider of insurance and reinsurance solutions, from 2012 until 2017. Prior to that, Bradley served as executive vice president and CFO for two other public companies, Fair Isaac Corporation and the St. Paul Companies. He also held senior financial and operational positions at Zurich Insurance Group, including CFO for North America and CEO of the Universal Underwriters Group (now Zurich Direct Markets). He currently serves on the board of directors Horace Mann Educators Corporation and previously served on the board of directors of Nuveen Investments, Inc. Bradley received a bachelor’s degree in accounting from the University of Maryland and a Master of Business Administration from Loyola University of Maryland and is a Certified Public Accountant (inactive).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group and its insurance subsidiaries are rated ‛A-’ by Standard & Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and any related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “remain optimistic,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented in Argo’s subsequent Quarterly Reports on Form 10-Q, and in other filings with the U.S. Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Contacts

Investors:

Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978-387-4150

gregory.charpentier@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210-321-2104

david.snowden@argogroupus.com